UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 16, 2006 (the “Effective Date”), j2 Global Communications, Inc. (the "Company") entered into a Consultancy Agreement with John F. Rieley, a member of the Company's Board of Directors (the "Consultancy Agreement"). The Consultancy Agreement has a one year term, commencing on the Effective Date, and is terminable by either party at any time and for any reason. Pursuant to the Consultancy Agreement, Mr. Rieley will assist the Company in expanding its public relations efforts internationally, with an initial emphasis on Europe, and create and recommend to the Company for its adoption, an overall public relations program for the Company. In exchange for these services, Mr. Rieley will receive an annual compensation of $100,000, payable quarterly in advance. A copy of the Agreement is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Consultancy Agreement between the Company and John F. Rieley, dated as of January 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: January 20, 2006	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Consultancy Agreement between the Company and John F. Rieley, dated as of January 16, 2006.